Exhibit 10.2

Addendum to the Lease Agreement

of 19 October 2012

Tenant no.:	18414

Landlord:	Deuter GmbH
represented by its managing directors (Geschäftsführer)
Matthias Klussmann, Theodor Honrath

August-Wessels-Strasse 37, 86156 Augsburg

Tax number: 30/1 4 8/6 9 5 0
VAT ID number: D E 8 1 3 1 8 8 7 3 8

Tenant:	Voxeljet technology GmbH
represented by its managing director (Geschäftsführer):
Dr. Ingo Ederer

Paul-Lenz-Strasse 1
86316 Friedberg

Tax number: 103 141 70 186
VAT ID number: DE 202375384

A legally binding tenancy relationship exists between the parties, which has been mutually agreed in the Lease Agreement of 19 October 2012.

Notwithstanding the stipulations and provisions laid down in said Lease Agreement the parties agree as follows:

•                                         The assembly hall under Schedule 2a of the above-mentioned Lease Agreement will be complete by 01 October 2013. The rental payments for the assembly hall then due under the Lease Agreement shall be suspended for a period of 3 months following handover.

The regular rental payments shall therefore begin on 01 January 2014 for the month of January 2014. It is further agreed that if the assembly hall is completed by an earlier date, it will be handed over to the Tenant notwithstanding the contractually stipulated handover date. The rental period from handover until 01 October 2013 shall likewise be rent-free. Notwithstanding the exemption from the payment of rent the running costs that arise shall be payable in the amount as stipulated in the above-mentioned Lease Agreement.

•                                         It is mutually agreed that the office building under Schedule 2b of the above-mentioned Lease Agreement shall be handed over on 1 April 2014. The rental payments for the office building then due under the Lease Agreement shall be suspended for a period of 3 months following handover.

The regular rental payments shall therefore begin on 1 July 2014 for the month of July 2014. It is further agreed that if the office building is completed by an earlier date, it will be handed over to the Tenant notwithstanding the contractually stipulated handover date. The rental period from handover until 01 July 2014 shall likewise be rent-free. Notwithstanding the exemption from the payment of rent the running costs that arise shall be payable in the amount as stipulated in the above-mentioned Lease Agreement.

Augsburg, 19 October 2012	Friedberg, 19 October 2012

Deuter GmbH	Voxeljet technology GmbH

/s/ Matthias Klussmann	/s/ Ingo Ederer
/s/ Theodor Honrath
Landlord	Tenant